                                                                     EXHIBIT 5.1

                   [Letterhead of Goodwin, Procter & Hoar LLP]


                                 June 7, 2000


StockerYale, Inc.
32 Hampshire Road
Salem, New Hampshire  03079

Ladies and Gentlemen:

         This opinion is furnished in our capacity as counsel to StockerYale, Inc., a Massachusetts corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933 (the "Securities Act"), of an aggregate of 500,000 shares of common stock, par value $0.001 per share (the "Shares"), of the Company, 100,000 of which may be issued pursuant to the StockerYale, Inc. 2000 Employee Stock Purchase Plan and 400,000 of which may be issued pursuant to the StockerYale, Inc. 2000 Stock Option and Incentive Plan (collectively, the "Plans").

         In connection with rendering this opinion, we have examined the Amended and Restated Articles of Organization of the Company, the Amended and Restated Bylaws of the Company, such records of the corporate proceedings of the Company as we deemed material, the Registration Statement on Form S-8 relating to these Shares, the Plans, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Plan and the Registration Statement and upon receipt of full consideration therefor, the Shares will be legally issued, fully paid and nonassessable.

         We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion as to any laws other than the laws of the United States of America and the Commonwealth of Massachusetts.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Goodwin, Procter & Hoar LLP

                                        GOODWIN, PROCTER & HOAR  LLP


                                        7